UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 11, 2009
(Date of earliest event reported)
Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7221 (Commission File Number)	36-1115800 (IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois (Address of principal executive offices)		60196 (Zip Code)
(847) 576-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 11, 2009, the Board of Directors of Motorola, Inc. approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendment (i) permits a special meeting of stockholders to be requested by one or more stockholders of the Company holding shares representing in the aggregate not less than twenty percent (20%) of the total number of votes entitled to be cast on a matter or matters to be brought before the proposed special meeting, as provided in Section 3, Article III of the Bylaws, (ii) requires enhanced stockholder disclosure in the advance notice provisions relating to stockholder nominations of directors and stockholder proposals for other business, as provided in Section 13, Article III of the Bylaws, and (iii) includes other related, ancillary changes. The full text of the Bylaws, as amended and restated to reflect the November 11 amendment, is included as Exhibit 3.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Motorola, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTOROLA, INC.
By:	/s/ A. Peter Lawson
A. Peter Lawson
Executive Vice President, General Counsel and Secretary

Dated: November 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Motorola, Inc.